UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 793-7500

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into Material Definitive Agreement.

On March 30, 2011, Neoprobe Corporation (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") and a Consulting Agreement (the "Consulting Agreement") with David C. Bupp, the Company's President and Chief Executive Officer, in connection with the retirement of Mr. Bupp from the Company effective April 15, 2011, as further described in Item 5.02 of this Current Report on Form 8-K, the contents of which are incorporated by reference into this Item 1.01.

The Separation Agreement will take effect on April 6, 2011, following the expiration of the seven day revocation period provided in Section 8.3 of the Separation Agreement.  Pursuant to the terms of the Separation Agreement, the Company shall pay to Mr. Bupp the following sums: (1) $532,500, less applicable tax withholdings, payable in twelve equal monthly installments on the first of each month beginning on May 1, 2011, as severance; (2) $60,000, less applicable tax withholdings, payable in a single sum on March 1, 2012, in respect of Mr. Bupp's 2011 bonus; and (3) $64,615.38, less applicable tax withholdings, in respect of Mr. Bupp's accrued vacation, floating and personal days through April 15, 2011, payable in a single sum on May 1, 2011.  Additionally, the Separation Agreement provides for the payment to Mr. Bupp of the amount of his: (1) reasonable legal fees and expenses incurred in the negotiation of the Separation Agreement, in an amount not to exceed $10,000; and (2) unreimbursed business travel, lodging and entertainment expenses incurred through April 15, 2011, in accordance with the Company's applicable expense reimbursement policies.  The Separation Agreement is not intended to, and does not, modify or supersede the terms of the Company's Third Amended and Restated 2002 Stock Incentive Plan or: (1) the agreements under which the Company issued Mr. Bupp unexercised options to purchase 1,525,000 common shares of the Company's common stock, $.001 par value ("Common Stock"); or (2) the award agreements dated January 1, 2009, December 1, 2009, and January 1, 2011 (collectively, the "Award Agreements"), pursuant to which the Company granted Mr. Bupp 400,000, 300,000 and 300,000 shares of restricted Common Stock, respectively, and Mr. Bupp’s termination of employment with the Company shall be treated as a “termination without cause,” with the effect that all unvested restricted shares that are the subject of those Award Agreements shall become fully vested on April 15, 2011. However, the Separation Agreement does effect an amendment to the award agreement, dated January 3, 2008, pursuant to which the Company granted Mr. Bupp an additional 300,000 shares of restricted Common Stock, by extending to December 31, 2012, the date when any shares of restricted Common Stock which have not previously vested in accordance with the vesting schedule contained in the award agreement will be forfeited. The Separation Agreement also provides for a release of certain claims that each of Mr. Bupp and the Company may have against the other, and for the non-competition provisions contained in the Employment Agreement, dated January 1, 2010, between Mr. Bupp and the Company, to remain binding and in effect for a period of one year following April 15, 2011.

The Consulting Agreement will take effect May 1, 2011 (provided the Separation Agreement has become effective prior to that date), for a  term commencing on May 1, 2011, and terminating January 1, 2012. Per the terms of the Consulting Agreement, Mr. Bupp will provide advice and assistance to the Company in connection with its present and anticipated operations, clinical programs and financial affairs, and such other services as the Company may from time to time reasonably request. In consideration for the services provided by Mr. Bupp pursuant to the Consulting Agreement, and in exchange for noncompetition, nonsolicitation and confidentiality provisions contained in the Consulting Agreement, the Company will pay Mr. Bupp a consulting fee of $8,000.00 per month for up to 5 days of consulting services during such month, and, if the Company specifically requests in writing that Mr. Bupp perform more than five days of consulting services in any month, the Company shall pay Mr. Bupp a daily rate of $2,000 for such additional services.

The foregoing description of the terms of the Separation Agreement and the Consulting Agreement is qualified in its entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, copies of which are attached hereto Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 30, 2011, the Company issued a press release announcing that its President and Chief Executive Officer, David C. Bupp, will retire from the Company effective April 15, 2011. The Company’s Board of Directors has appointed Dr. Mark Pykett as the new President and Chief Executive Officer of the Company, effective April 15, 2011.  The Company's Compensation, Nominating and Governance Committee (the "Committee") also intends to nominate Dr. Pykett for election to the Company's Board of Directors at the 2011 annual meeting of the Company's stockholders. Mr. Bupp will remain on the Company's Board of Directors and continue to assist the Company through the final stages of commercialization of Lymphoseek® and other product development activities as a consultant. A copy of the complete text of the Company’s March 30, 2011, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Pykett, age 47, has served as Executive Vice President and Chief Development Officer of the Company since November 2010.  Prior to joining the Company, Dr. Pykett served as Founding CEO of Talaris Advisors LLC, a strategic drug-development company serving the biotech industry, from 2009 to November 2010.  Prior to Talaris, Dr. Pykett was President and Chief Operating Officer of Alseres Pharmaceuticals, Inc. (formerly Boston Life Sciences, Inc.), President and a Director of CyGenics, President of Cordlife, and President and Chief Executive Officer and a Director of Cytomatrix.  Dr.Pykett has also served as a Director of ADVENTRX Pharmaceuticals since 2004 and currently serves on the Boards of Directors of several private and not-for-profit organizations.  Dr. Pykett also was an adjunct lecturer in cancer biology at Harvard University’s School of Public Health and served on Northeastern University’s Center for Enterprise Growth Corporate Advisory Board.  Dr. Pykett graduated Phi Beta Kappa, summa cum laude from Amherst College, earned a veterinary degree, Phi Zeta, summa cum laude, and a Ph.D. in molecular biology from the University of Pennsylvania and holds an M.B.A., Beta Gamma Sigma, from Northeastern University.  In addition, Dr. Pykett completed post-doctoral fellowships at the University of Pennsylvania and Harvard University.

In connection with the Board of Directors appointment of Dr. Pykett as President and Chief Executive Officer, the Company and Dr. Pykett have entered into an employment agreement (the “Employment Agreement”), with an effective date of April 15, 2011, and a relocation agreement (the "Relocation Agreement"), with an effective date of March 30, 2011.

The Employment Agreement has a stated term commencing on April 15, 2011, and terminating on the earlier of: (1) 36 months from April 15, 2011, in the event that Dr. Pykett relocates his principal residence to the greater Columbus, Ohio metropolitan area within 9 months of April 15, 2011; or (2) 18 months from April 15, 2011, in the event that Dr. Pykett does not relocate his principal residence to the greater Columbus, Ohio metropolitan area within 9 months of April 15, 2011.

The Employment Agreement provides for Dr. Pykett to receive an annual base salary of $375,000. The Committee will review Dr. Pykett’s base salary on an annual basis and may increase, but not decrease, the base salary at its discretion.  Dr. Pykett may also receive an annual bonus at the discretion of the Committee, in accordance with any bonus plan adopted by the Committee. For the calendar year ending December 31, 2011, the Committee has determined that the maximum bonus payment to Dr. Pykett will be $112,500, pro-rated to reflect the number of weeks during the 2011 calendar year in which the Company employed Dr. Pykett, and that Dr. Pykett will be eligible to receive payment of an appropriate portion of the bonus for such calendar year in the event Dr. Pykett’s employment with Company terminates prior to December 31, 2011 (other than a termination “for cause,” as defined in the Employment Agreement). The Employment Agreement also provides for Dr. Pykett’s participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the Employment Agreement.

In the event the Company terminates Dr. Pykett’s employment “for cause,” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to Dr. Pykett. If Dr. Pykett resigns, for any reason other than under certain circumstances described in the Employment Agreement following a “Change of Control” (as that terms is defined in the Employment Agreement), all salary, benefits and other payments shall cease at the time such resignation becomes effective. If Dr. Pykett’s employment is terminated because of death or disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall continue to provide Dr. Pykett with such health, dental and similar insurance or benefits as were provided to Dr. Pykett immediately before his termination, for the longer of 12 months after such termination or the full unexpired term of his employment agreement. In addition, for the first six-months of any disability, the Company shall pay to Dr. Pykett the difference, if any, between the cash benefits received by Dr. Pykett from a Company sponsored disability insurance policy and his salary under the Employment Agreement.

In the event the Company terminates Dr. Pykett’s employment without cause or at the end of the term of the Employment Agreement, the Company shall, at the time of such termination, pay to Dr. Pykett as severance: (1)  in the event that Dr. Pykett has relocated his principal residence to the greater Columbus, Ohio metropolitan area within 9 months of April 15, 2011, the amount of $750,000, or (ii) in the event that Dr. Pykett has not relocated his principal residence to the greater Columbus, Ohio metropolitan area within 9 months of the Effective Date, the amount of $468,750, in each case together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Dr. Pykett with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 18 months or the full unexpired term of the Employment Agreement.

The Company must also pay Dr. Pykett severance, under certain circumstances, in the event of a Change of Control. The Employment Agreement provides that if there is a Change in Control and Dr Pykett’s employment is concurrently or subsequently terminated: (a) by the Company without cause; (b) by the expiration of the term of the Employment Agreement, or (c) by the resignation of Dr. Pykett because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached the Employment Agreement, the Company shall pay to Dr. Pykett the amount of $937,500, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination, and shall provide him with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 12 months or the full unexpired term of the Employment Agreement.

The Employment Agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the Employment Agreement, are effective during Dr. Pykett’s employment and for a period of 1 year following termination of employment.

The Relocation Agreement provides for the Company to reimburse Dr. Pykett in an aggregate amount not to exceed $75,000, for certain costs associated with the relocation of his primary residence to the greater Columbus, Ohio metropolitan area, including: (1) up to $20,000 to cover the reasonable costs of moving Dr. Pykett's and his immediate family's household goods and other personal property; (2) reasonable costs associated with temporary housing; (3) reasonable hotel and travel costs incurred by Dr. Pykett and his immediate family in traveling to and from the greater Columbus, Ohio metropolitan area if incurred pursuant to Dr. Pykett's search for a new primary residence; (4) reasonable closing costs and other sale- related costs for the sale of Dr. Pykett's existing primary residence, and closing costs for Dr. Pykett's purchase of a new primary residence; and (5) up to $20,000 for actual loss incurred on the sale of Dr. Pykett's current primary residence.

The foregoing description of the terms of the Employment Agreement and the Relocation Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and the Relocation Agreement, copies of which are attached hereto Exhibits 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.

Item 7.01.   Regulation FD Disclosure.

In connection with the announcement of Mr. Bupp’s retirement and Dr. Pykett’s appointment, the Company held a business update conference call with investors at 9:00AM ET on March 31, 2011.  During the course of the call, management noted that while the Company had announced in February it had met the accrual goal for the target number of lymph nodes for the main efficacy analyses in the NEO3-09 Phase 3 clinical study in subjects with breast cancer of melanoma.  The yield of lymph nodes per patient participating in the study was higher than projected, meaning fewer patients were enrolled to achieve the target.  In our meeting with the U.S. Food and Drug Administration in October 2010, we had agreed to a minimum number of patients in our safety database.  As such, the NEO3-09 study needed to be kept open to achieve the overall target patient number required for safety purposes.

We have now reached the overall number of patients required for the NDA submission.  The final patient in the NEO3-09 study has been enrolled and the study is now closed to enrollment.  The patients will complete their procedures and then undergo a safety follow-up over approximately 30 days.  The database will be audited and a rigorous quality check performed, at which point the database can be locked, officially concluding the study.  These activities will enable presentation of top-line data in May and full data at the American Society of Clinical Oncology 2011 Annual Meeting to be held in June.  The data from all of the Lymphoseek studies will be compiled into the full NDA submission, the filing of which with the FDA is anticipated in the 3rd Quarter of 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Separation Agreement and Release, dated March 30, 2011, by and between Neoprobe Corporation and David C. Bupp.

10.2	Consulting Agreement, dated March 30, 2011, by and between Neoprobe Corporation and David C. Bupp.

10.3	Employment Agreement, effective April 15, 2011, by and between Neoprobe Corporation and Mark J. Pykett.

10.4	Relocation Agreement, dated March 30, 2011, by and between Neoprobe Corporation and Mark J. Pykett.

99.1	Neoprobe Corporation press release dated March 30, 2011, entitled “Neoprobe Announces Retirement of David Bupp and Appointment of Mark Pykett as President and CEO Effective April 15th.”

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company.  Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: March 31, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer